UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 11, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2006, the Company entered into a change of control agreement with David Kolasinski, the Company’s Vice President, Sales, providing for payment of benefits to Mr. Kolasinski for a period of twelve months in the event he loses his job after or in connection with a change of control due to termination by the Company without cause or termination by Mr. Kolasinski following a substantial change in duties, position or compensation. In addition, the change of control agreement provides for the award of a pro-rated bonus at the time of the change of control to compensate Mr. Kolasinski for his services during the fiscal year in which the change of control occurs. In March 2006, prior to Mr. Kolasinski’s employment with the Company, the Company entered into change of control agreements with all then-employed executive officers. The form of change of control agreement executed with Mr. Kolasinski was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: May 15, 2006	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer